Exhibit 99.1

Cadre Holdings Reports Second Quarter 2024 Financial Results

Grew Quarterly Net Sales 19% and Net Income 14% Year-Over-Year

Increased Quarterly Adjusted EBITDA of $28.3 Million and Adjusted EBITDA Margin of 19.6%

JACKSONVILLE, Fla., August 9, 2024 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three and six months ended June 30, 2024.

●	Net sales of $144.3 million for the second quarter; net sales of $282.2 million for the six months ended June 30, 2024.
●	Gross profit margin of 40.6% for the second quarter; gross profit margin of 41.2% for the six months ended June 30, 2024.
●	Net income of $12.6 million, or $0.31 per diluted share, for the second quarter; net income of $19.5 million, or $0.49 per diluted share, for the six months ended June 30, 2024.
●	Adjusted EBITDA of $28.3 million for the second quarter; Adjusted EBITDA of $52.8 million for the six months ended June 30, 2024.
●	Adjusted EBITDA margin of 19.6% for the second quarter; Adjusted EBITDA margin of 18.7% for the six months ended June 30, 2024.
●	Declared quarterly cash dividend of $0.0875 per share in July 2024.

“Cadre delivered strong second quarter results, driven by outstanding execution in line with our strategic objectives, as well as significant demand for our mission-critical safety equipment,” said Warren Kanders, CEO and Chairman. “The value of the Cadre operating model continues to be evident, as we increased quarterly net sales, net income and adjusted EBITDA both sequentially and year-over-year. Importantly, Q2 adjusted EBITDA margin improved 80 basis points year-over-year and 180 basis points versus the first quarter.”

Mr. Kanders added, “Supported by Cadre’s entrenched positions and favorable industry trends across our law enforcement, first responder, military, and nuclear end-markets, we continue to see attractive long-term growth opportunities throughout the business. M&A remains an essential component of our strategy to increase value, and consistent with our patient and disciplined approach, we are actively evaluating a robust pipeline of potential transactions. We remain on track to deliver double-digit net sales and adjusted EBITDA growth in 2024 and are focused on taking advantage of both organic and inorganic opportunities ahead to enhance our market positions and accelerate growth.”

Second Quarter and Six-Month 2024 Operating Results

For the quarter ended June 30, 2024, Cadre generated net sales of $144.3 million, as compared to $121.1 million for the quarter ended June 30, 2023. This increase was primarily a result of recent acquisitions, as well as higher demand for armor and duty gear products.

For the six months ended June 30, 2024, Cadre generated net sales of $282.2 million, as compared to $232.8 million for the six months ended June 30, 2023, also mainly driven by recent acquisitions, as well as the higher demand for armor and duty gear products.

For the quarter ended June 30, 2024, Cadre generated gross profit of $58.7 million, as compared to $50.7 million for the quarter ended June 30, 2023. For the six months ended June 30, 2024, Cadre generated gross profit of $116.3 million, as compared to $97.4 million for the prior year period.

Gross profit margin was 40.6% for the quarter ended June 30, 2024, as compared to 41.9% for the quarter ended June 30, 2023, mainly driven by amortization of inventory step up adjustments related to recent acquisitions and inflation, partially offset by favorable pricing and product mix. Amortization of inventory step-up and intangibles related to the acquisitions in the second quarter was $2.5 million representing 170 bps of impact to gross margin. Gross profit margin was 41.2% for the six months ended June 30, 2024, as compared to 41.8% for the prior year period. In the six months ended June 30, amortization of inventory step-up and intangibles related to acquisitions was $3.8 million or 133bps of impact to gross margin.

Net income was $12.6 million for the quarter ended June 30, 2024, as compared to net income of $11.0 million for the quarter ended June 30, 2023. The increase resulted primarily as a result of an increase in gross profit and recent acquisitions, partially offset by an increase in selling, general and administrative expenses due to acquisitions and employee compensation and related benefits.

Net income was $19.5 million for the six months ended June 30, 2024, as compared to net income of $18.0 million for the prior year period, also primarily as a result of the increase in gross profit and recent acquisitions, partially offset by an increase in selling, general and administrative expenses due to acquisitions and employee compensation and related benefits.

Cadre generated $28.3 million of Adjusted EBITDA for the quarter ended June 30, 2024, as compared to $22.8 million for the quarter ended June 30, 2023. Adjusted EBITDA margin was 19.6% for the quarter ended June 30, 2024, as compared to 18.8% for the prior year period.

Cadre generated $52.8 million of Adjusted EBITDA for the six months ended June 30, 2024, as compared to $41.4 million for the prior period. Adjusted EBITDA margin was 18.7% for the six months ended June 30, 2023, as compared to 17.8% for the prior year period.

Product segment gross margin was 41.1% and 42.0% for the second quarter and first half of 2024, respectively, compared to 43.7% and 43.6% for the prior year periods.

Distribution segment gross margin was 22.9% and 23.2% for the second quarter and first half of 2024, respectively, compared to 23.1% and 23.6% for the prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $18.2 million from $87.7 million as of December 31, 2023 to $105.9 million as of June 30, 2024.
●	Total debt increased by $71.3 million from $140.1 million as of December 31, 2023 to $211.4 million as of June 30, 2024.
●	Net debt (total debt net of cash and cash equivalents) increased by $53.0 million from $52.4 million as of December 31, 2023 to $105.5 million as of June 30, 2024.
●	Capital expenditures totaled $2.1 million for the second quarter and $3.4 million for the six months ended June 30, 2024, compared with $1.5 million for the second quarter and $2.5 million for the six months ended June 30, 2023.

Dividend

On July 23, 2024, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.0875 per share, or $0.35 per share on an annualized basis. Cadre's dividend payment will be made on August 16, 2024 to shareholders of record as of the close of business on the record date of August 2, 2024. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2024 Outlook

As disclosed in our 8-K filed on July 19, 2024, Cadre experienced a cyber incident on July 15, 2024. The Company believes it has permanently contained and ended the incident and its associated risks and has either resumed or is in the process of resuming all affected business operations. The incident caused Cadre to limit production in a number of its facilities while the incident was being investigated and remediated. Cadre engaged a number of outside experts to assist in this effort. Due to the limited production during this time, the Company has modified its full year guidance for 2024, Cadre now expects to generate net sales in the range of $571 million to $582 million and Adjusted EBITDA in the range of $103 million and $109 million. We expect capital expenditures to be in the range of $7 million to $9 million.

Conference Call

Management will host a conference call on Monday, August 12, 2024, at 11:00 AM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-596-4144 and the dial-in number for international callers is 646-968-2525. The access code for all callers is 3272793. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through August 26, 2024. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 3272793.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the fiscal year 2024 to net income for the fiscal year 2024, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, potential legal, reputational, operational and financial effects on the Company resulting from the cybersecurity incident that the Company reported in July 2024 and/or future cybersecurity incidents on the Company’s business, operations and financial results as well as the effectiveness of the Company’s response and mitigation efforts to any such cybersecurity incidents, as well as those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$105,903	$87,691
Accounts receivable, net of allowance for doubtful accounts of $1,349 and $635, respectively	72,685	58,360
Inventories	95,637	80,976
Prepaid expenses	9,751	11,930
Other current assets	11,014	6,886
Total current assets	294,990	245,843
Property and equipment, net of accumulated depreciation and amortization of $51,186 and $50,968, respectively	46,718	44,647
Operating lease assets	9,624	6,554
Deferred tax assets, net	3,835	4,004
Intangible assets, net	112,229	43,472
Goodwill	148,141	81,667
Other assets	5,095	4,992
Total assets	$620,632	$431,179

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$31,489	$28,418
Accrued liabilities	46,645	44,524
Income tax payable	1,788	9,944
Current portion of long-term debt	13,128	12,320
Total current liabilities	93,050	95,206
Long-term debt	198,233	127,812
Long-term operating lease liabilities	6,062	3,186
Deferred tax liabilities	18,852	4,843
Other liabilities	5,055	2,970
Total liabilities	321,252	234,017

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 40,607,988 and 37,587,436 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	4	4
Additional paid-in capital	302,603	212,630
Accumulated other comprehensive income	226	634
Accumulated deficit	(3,453)	(16,106)
Total shareholders’ equity	299,380	197,162
Total liabilities, mezzanine equity and shareholders' equity	$620,632	$431,179

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$144,309	$121,087	$282,169	$232,835
Cost of goods sold	85,659	70,340	165,891	135,470
Gross profit	58,650	50,747	116,278	97,365
Operating expenses
Selling, general and administrative	38,577	34,051	79,296	69,301
Restructuring and transaction costs	19	693	3,106	693
Related party expense	101	115	1,944	263
Total operating expenses	38,697	34,859	84,346	70,257
Operating income	19,953	15,888	31,932	27,108
Other expense
Interest expense	(2,003)	(1,013)	(3,640)	(2,654)
Other (expense) income, net	(336)	346	(1,780)	710
Total other expense, net	(2,339)	(667)	(5,420)	(1,944)
Income before provision for income taxes	17,614	15,221	26,512	25,164
Provision for income taxes	(5,047)	(4,229)	(7,017)	(7,170)
Net income	$12,567	$10,992	$19,495	$17,994

Net income per share:
Basic	$0.31	$0.29	$0.50	$0.48
Diluted	$0.31	$0.29	$0.49	$0.48
Weighted average shares outstanding:
Basic	40,606,825	37,586,031	39,276,700	37,480,367
Diluted	40,855,185	37,850,708	39,701,755	37,758,998

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash Flows From Operating Activities:
Net income	$19,495	$17,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,562	8,220
Amortization of original issue discount and debt issue costs	502	374
Amortization of inventory step-up	2,310	—
Deferred income taxes	(1,915)	14
Stock-based compensation	4,151	4,852
Remeasurement of contingent consideration	509	—
Provision for losses on accounts receivable	769	(21)
Foreign exchange loss (gain)	971	(776)
Other loss (gain)	251	(433)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(3,387)	7,605
Inventories	2,355	(11,986)
Prepaid expenses and other assets	705	3,397
Accounts payable and other liabilities	(21,998)	(971)
Net cash provided by operating activities	13,280	28,269
Cash Flows From Investing Activities:
Purchase of property and equipment	(3,365)	(2,404)
Proceeds from disposition of property and equipment	49	206
Business acquisitions, net of cash acquired	(141,813)	—
Net cash used in investing activities	(145,129)	(2,198)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	5,500	—
Principal payments on revolving credit facilities	(5,500)	—
Proceeds from term loans	80,000	—
Principal payments on term loans	(6,065)	(5,000)
Principal payments on insurance premium financing	(2,187)	(2,189)
Payments for debt issuance costs	(844)	—
Taxes paid in connection with employee stock transactions	(5,311)	(2,725)
Proceeds from secondary offering, net of underwriter discounts	91,776	—
Deferred offering costs	(683)	—
Dividends distributed	(6,842)	(5,993)
Other	37	—
Net cash provided by (used in) financing activities	149,881	(15,907)
Effect of foreign exchange rates on cash and cash equivalents	180	332
Change in cash and cash equivalents	18,212	10,496
Cash and cash equivalents, beginning of period	87,691	45,286
Cash and cash equivalents, end of period	$105,903	$55,782
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$21,605	$7,288
Cash paid for interest	$6,458	$4,859
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$58	$129

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$128,433	$25,588	$(9,712)	$144,309
Cost of goods sold	75,621	19,723	(9,685)	85,659
Gross profit	$52,812	$5,865	$(27)	$58,650

	Three Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$103,368	$25,726	$(8,007)	$121,087
Cost of goods sold	58,216	19,779	(7,655)	70,340
Gross profit	$45,152	$5,947	$(352)	$50,747

	Six Months Ended June 30, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$247,218	$53,779	$(18,828)	$282,169
Cost of goods sold	143,385	41,280	(18,774)	165,891
Gross profit	$103,833	$12,499	$(54)	$116,278

	Six Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$196,562	$50,386	$(14,113)	$232,835
Cost of goods sold	110,824	38,476	(13,830)	135,470
Gross profit	$85,738	$11,910	$(283)	$97,365

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Six Months Ended		Last Twelve
	December 31,	June 30,		June 30,		Months
	2023	2024	2023	2024	2023	June 30, 2024
Net income	$38,641	$12,567	$10,992	$19,495	$17,994	$40,142
Add back:
Depreciation and amortization	15,737	4,620	3,959	8,562	8,220	16,079
Interest expense	4,531	2,003	1,013	3,640	2,654	5,517
Provision for income taxes	14,283	5,047	4,229	7,017	7,170	14,130
EBITDA	$73,192	$24,237	$20,193	$38,714	$36,038	$75,868
Add back:
Restructuring and transaction costs(1)	3,192	19	693	4,856	693	7,355
Other general income(2)	(92)	—	—	—	—	(92)
Other (income) expense, net(3)	(936)	336	(346)	1,780	(710)	1,554
Stock-based compensation expense(4)	9,368	2,084	2,105	4,151	4,852	8,667
Stock-based compensation payroll tax expense(5)	234	48	—	441	220	455
LTIP bonus(6)	860	(1)	160	49	304	605
Amortization of inventory step-up(7)	—	1,541	—	2,310	—	2,310
Contingent consideration expense(8)	—	58	—	509	—	509
Adjusted EBITDA	$85,818	$28,322	$22,805	$52,810	$41,397	$97,231
Adjusted EBITDA margin(9)	16.5%	19.6%	18.8%	18.7%	17.8%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations and comprehensive income, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million transaction fee payable to Kanders & Company, Inc. for services related to the acquisition of ICOR that was accrued for during the year ended December 31, 2023 and a $1.8 million transaction fee paid to Kanders & Company, Inc. for services related to the acquisition of Alpha Safety for the six months ended June 30, 2024, which are included in related party expense in the Company’s consolidated statements of operations. Kanders & Company, Inc. is a company controlled by Warren B. Kanders, our Chairman of the Board and Chief Executive Officer.
(2)	Reflects gains from long-lived asset sales.
(3)	Reflects the “Other income (expense), net” line item on our consolidated statements of operations and primarily includes gains and losses due to fluctuations in foreign currency exchange rates.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(8)	Reflects contingent consideration expense related to the acquisition of ICOR.
(9)	Reflects Adjusted EBITDA / Net sales for the relevant periods.